Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement") made this 14th day of October, 2004 by and among American Construction Co.., a Nevada corporation ("Parent"), Northwest Steel Company, a Nevada corporation ("Merger Sub"), and General Steel Investment Co. Ltd., ("the Company") a British Virgin Islands ("BVI") limited liability corporation, as the 70% owner of Tianjin City Daqiuzhuang Metal Sheet Co. Ltd., a People's Republic of China, limited liability corporation ("DQ").

                                R E C I T A L S:

         A. The respective Boards of Directors of Parent and the Company have determined that an acquisition of the Company by Merger Sub and then the merger of Merger Sub with and into the Parent (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which shares of Common Stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03) will be exchanged for the right to receive Common Stock of Parent ("Parent Common Stock") other than Dissenting Shares (as defined in Section 2.01(d)).

         B.  Parent,   Merger  Sub  and  the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         C. For federal income tax purposes, the parties intend that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I:
                                   ----------
                                   THE MERGER

1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Corporations Code (the "Nevada Statutes"), Merger Sub shall acquire the Company and then shall be merged with and into the Parent at the Effective Time of the Merger. The Company will become a wholly owned subsidiary of the Parent.

1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.01 and subject to the  satisfaction  or waiver of the  conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the business day after satisfaction of the conditions set forth in
Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the "Closing Date"), at the offices of Baker & McKenzie in New York., unless another date, time or place is agreed to in writing by the parties hereto.



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1.03 Effective Time of Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file articles of merger (the "Articles of Merger") executed in accordance with the relevant provisions of the Nevada Statutes and shall make all other filings or recordings required under Nevada Statutes. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of Nevada or at such other time as is permissible in accordance with Nevada Statutes and as Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time of the Merger"). Parent shall use reasonable efforts to have the Closing Date and the Effective Time of the Merger to be the same day.

1.04 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the Nevada Statutes.

1.05  Articles of Incorporation; Bylaws; Purposes.

         (a) The Certificate of Incorporation of the Parent in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of the Parent until thereafter changed or amended as provided therein or by applicable law.

         (b) The Bylaws of the Parent in effect at the Effective Time of the Merger shall be the Bylaws of the Parent until thereafter changed or amended as provided therein or by applicable law.

         (c) The purposes of the Parent and the total number of its authorized capital stock shall be as set forth in the Certificate of Incorporation of the Parent in effect immediately prior to the Effective Time of the Merger until such time as such purposes and such number may be amended as provided in the Certificate of Incorporation of the Parent and by applicable law.

1.06 Directors. The directors of the Company at the Effective Time of the Merger shall be the directors of the Parent within twenty days after the Merger or within the required timeframe of the 14F filing ("Transition Period"), and its subsidiary, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The current sole director of the Parent ("Parent Director") shall remain as a director for the sole purpose of transition during the Transition Period and shall not take any action other than the ordinary maintenance and the election of the new directors designated by the Company. The Parent Director shall resign after the election of all the new directors designated by the Company. The Parent and the Company shall hold the Parent Director harmless and indemnify the Parent Director against any and all claims, losses and damages arising from the execution of the limited function during the Transition Period. At the Effective Time of the Merger, Mr. Zuo Sheng Yu shall be elected as the other director of the parent.



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1.07 Officers.  The officers  designated by the Company at the Effective Time of the Merger shall be the officers of the Parent and its subsidiary, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II:
                                   -----------
                              EFFECT OF THE MERGER
                              ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

2.01 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of shares of Company Common Stock or any shares of capital stock of Merger Sub:

         (a) Common Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of Common Stock of the Parent and shall be the issued and outstanding capital stock of the Parent.

         (b) Cancellation of Parent-Owned Company Common Stock. Each share of Common Stock of the Merger Sub that is owned by Parent shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

         (c) Conversion of Company Common Stock. Except as otherwise provided herein, each issued and outstanding share of Company Common Stock shall be converted into fully paid and nonassessable shares of Parent Common Stock in accordance with the Exchange Ratio described in Section 2.02. A total number of 7,960,000 shares of the common stock of the Parent shall be transferred by certain existing shareholders of the Parent ("Parent Selling Shareholders") pursuant to a private sale as provided in Section 5.09 plus the 22,340,000 Parent Shares received pursuant to the conversion constituting in aggregate ninety-six (96%) of the total outstanding shares of the common stock of the Parent shall be delivered by the Parent and certain Parent Selling Shareholders to Baker Mackenzie LLP (the "Exchange Agent") further to Section 2.04(a) herein and shall be known as the "Merger Consideration."

         (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who has the right to demand payment for and an appraisal of such shares as provided under BVI law, if applicable, ("Dissenting Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share that had been converted as of the Effective Time of the Merger into the right to receive Merger Consideration in accordance with this Section 2.01. The



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

Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

2.02 Exchange Ratio. The "Exchange Ratio" is as follows:

Each share of Company Stock shall be converted into one share of Parent Common Stock in the Merger, an Exchange Ratio of 1:2204 (Merger Sub : Parent). The shareholders of the Company have assigned their shares of the Parent in accordance with Exhibit A. No fractional Parent Common Stock shall be issued in the Merger.

2.03 Stock Warrants. At the Effective Time of the Merger, there will be no outstanding warrants to purchase Parent Common Stock.

2.04  Exchange of Certificates.

         (a) Exchange of Certificates. As soon as reasonably practicable as of or after the Effective Time of the Merger, Parent shall issue the Merger Consideration as set forth in Exhibit A, for exchange in accordance with this
Article II. .

         (b) Settlement Date. The settlement date as set forth herein shall be such date which is six months from the Effective Time of the Merger and the date of the resolution of any Contests further to Section 8.03 herein.

         (c) Exchange Procedures. At the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender of such certificate or certificates and acceptance be entitled to a certificate or certificates representing the number of shares of Parent Common Stock into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Company shareholders shall accept such certificates upon compliance with such reasonable terms and conditions to effect an orderly exchange thereof in accordance with normal exchange practices. All shares of Company Common Stock shall be surrendered at the Effective Time of the Merger. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock. If any certificate for such Parent Common Stock is to be issued in a name other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes or other costs required by reason of the issuance of certificates for such Parent Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that all taxes have been paid. .



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

         (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this
Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

         (e) No Liability. None of Parent, Merger Sub, or the Company shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All certificates representing shares of Company Common Stock shall have been surrendered at the Effective Time of the Merger.

                                  ARTICLE III:
                                  ------------
                         REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:

         (a) Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02) with respect to the Company.

         (b) Subsidiaries. The Company owns, directly, 70% ownership in DQ.

         (c) Capital Structure. The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock. There are 10,000 shares of Common Stock outstanding. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. The Company Disclosure Schedule sets forth the outstanding Capitalization of the Company. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such



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

security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than the Company Stock Options and Company Warrants, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

         (d) Authority; Noncontravention. The Company has the requisite corporate and other power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Articles of Merger with the Secretary of State of Nevada.

         (e) Absence of Certain Changes or Events. Since December 31, 2003, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.



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         (f) Litigation; Labor Matters; Compliance with Laws.

                  (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

                  (ii) The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to the Company.

                  (iii) The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

         (g) Benefit Plans. The Company is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans").

         (h) Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

         (i) Tax Returns and Tax Payments. The Company has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of



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any Tax Return of the  Company is being  conducted  by a tax  authority,  and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

         (j) Environmental Matters. The Company is in compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

         (k) Material Contract Defaults. The Company is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

         (l) Properties. The Company has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

         (m) Trademarks and Related Contracts. To the knowledge of the Company:

                  (i) As used in this Agreement, the term "Trademarks" means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means



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technology;   trade  secrets  and  other  confidential  information,   know-how,
proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                  (ii) To the knowledge of the Company, none of the Company's Intellectual Property or Company License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against the Company or its successors.

         (n) Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Merger are fair to and in the best interests of the shareholders of the Company and recommended that the holders of the shares of Company Common Stock approve the Merger.

         (o) Required Company Vote. The affirmative vote of a majority of the shares of each of the Company Common Stock is the only vote of the holders of any class or series of the Company's securities necessary to approve the Merger (the "Company Shareholder Approval").

3.02 Representations and Warranties of DQ. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company and the Shareholders, jointly and severally, each represents and warrants to Parent and Merger Sub as follows:

         (a) Organization, Standing and Corporate Power. DQ is duly organized, validly existing and in good standing under the laws of the People's Republic of China and has the requisite corporate power and authority to carry on its business as now being conducted. DQ is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02) with respect to DQ.

         (b) Subsidiaries. DQ has no subsidiaries. DQ is 70% owned by the Company and shall remain a majority owned subsidiary of the Company.

         (c) Capital Structure. Except as set forth in the financial statements, no shares of capital stock or other equity securities of DQ are issued, reserved for issuance or outstanding. All outstanding equity ownership interest in DQ are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of DQ having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of DQ may vote. The DQ Disclosure Schedule sets forth the outstanding Capitalization of DQ. Except as set forth above, there are no
outstanding  securities,   options,   warrants,   calls,  rights,   commitments,
agreements, arrangements or undertakings of any kind to which DQ is a party or by which it is bound obligating DQ to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of DQ or obligating DQ to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of DQ to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of DQ. There are no agreements or arrangements pursuant to which DQ is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any security holders of DQ with respect to securities of DQ.

         (d) Authority; Noncontravention. DQ has the requisite corporate and other power and authority to enter into this Agreement and to make the representations contained herein. This Agreement has been duly executed and delivered by DQ and constitutes a valid and binding obligation of DQ, enforceable against DQ in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of DQ under, (i) the Articles of Incorporation or Bylaws of DQ, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to DQ, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to DQ, its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to DQ in connection with the execution and delivery of this Agreement by DQ or the consummation by DQ of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Articles of Merger with the Secretary of State of Nevada.

         (e) Absence of Certain Changes or Events. Since December 31, 2003, other than the ownership interest transfer to the Company, DQ has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to DQ; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to DQ; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of DQ to consummate the transactions contemplated by this Agreement.

         (f) Litigation; Labor Matters; Compliance with Laws.

                  (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of DQ, threatened against or affecting DQ or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to DQ or prevent, hinder or materially delay the ability of DQ to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against DQ having, or which, insofar as reasonably could be foreseen by DQ, in the future could have, any such effect.

                  (ii) DQ is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to DQ.

                  (iii) The conduct of the business of DQ complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

         (g) Benefit Plans. DQ is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which DQ currently has an obligation to provide benefits to any current or former employee, officer or director of DQ (collectively, "Benefit Plans").

         (h) Certain Employee Payments. DQ is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of DQ of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

         (i) Tax Returns and Tax Payments. DQ has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of DQ or is being asserted against DQ, no audit of any Tax Return of DQ is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by DQ and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

         (j) Environmental Matters. DQ is in material compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

         (k) Material Contract Defaults. DQ is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which DQ is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring DQ to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by DQ in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from DQ or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

         (l) Properties. DQ has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by DQ or acquired after the date thereof which are, individually or in the aggregate, material to DQ's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

         (m) Trademarks and Related Contracts. To the knowledge of DQ:

                  (i) As used in this Agreement, the term "Trademarks" means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which DQ is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                  (ii) To the knowledge of DQ, none of DQ's Intellectual Property or Company License Agreements infringe materially upon the rights of any third party that may give rise to a cause of action or claim against DQ or its successors.

3.03 Representations and Warranties of Parent and Merger Sub. Except as set forth in the disclosure schedule delivered by Parent to the Company at the time of execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub represent and warrant to the Company as follows:

         (a) Organization, Standing and Corporate Power. Each of Parent, Merger Sub and the other Parent Subsidiaries (as defined in Section 3.02(b)) is (or at Closing will be) duly organized, validly existing and in good standing under the laws of the State of Nevada, as is applicable, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Merger Sub and the other Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Parent.

         (b) Subsidiaries. The Parent has one subsidiary: Northwest Steel Company., a Nevada corporation incorporated in October, 2004. All the outstanding shares of capital stock of each such entity which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in the Parent Disclosure Schedule, are owned (of record and beneficially) by Parent, free and clear of all Liens. Except for the capital stock of its subsidiaries, which are corporations, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

         (c) Capital Structure. The authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock, $0.001 par value, of which 9,210,000 shares of Parent Common Stock are issued and outstanding and no shares of Parent Common Stock are issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. The authorized capital stock of Merger Sub consists of 25,000,000 common stock, par value $0.001 per share, of which 10,000 have been validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and are owned by Parent, free and clear of any lien.

         (d) Authority; Noncontravention. Parent and Merger Sub have all requisite corporate authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each such party in accordance with its terms. The execution and delivery of this agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the articles of incorporation or bylaws of Parent or Merger Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Merger Sub or any other subsidiary of Parent or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Merger Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent, Merger Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for the filing of the Articles of Merger with the Secretaries of State of Nevada, as required, and such other consents, approvals, orders, authorizations, registrations, declarations, states.

         (e) SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the "SEC") and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents, to the knowledge of Parent's management, contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent's independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent audited financial statements of Parent included in the Parent SEC Documents, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent.

         (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, since the date of the most recent financial statements included in the Parent SEC Documents, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any material adverse change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Parent; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.02 without the prior consent of the Company; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

         (g) Interim Operations of Merger Sub. The Merger Sub was formed in October 2004 solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities and has (or will have) conducted its operations only as contemplated hereby.

         (h) Litigation; Labor Matters; Compliance with Laws.

                  (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent or prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent having, or which, insofar as reasonably could be foreseen by Parent, in the future could have, any such effect.

                  (ii) Parent is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Parent.

                  (iii) The conduct of the business of Parent complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

         (i) Benefit Plans. Parent is not a party to any Benefit Plan under which Parent currently has an obligation to provide benefits to any current or former employee, officer or director of Parent.

         (j) Certain Employee Payments. Parent is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Parent of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

         (k) Tax Returns and Tax Payments. Parent has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of Parent or is being asserted against Parent, no audit of any Tax Return of Parent is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent and is currently in effect.

         (l) Environmental Matters. Parent is in material compliance with all applicable Environmental Laws.

         (m) Material Contract Defaults. Parent is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which Parent is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring Parent to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Parent in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Parent or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

         (n) Properties. Parent has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

         (o) Trademarks and Related Contracts. Parent does not hold any Trademarks, Trade Secrets, or Intellectual Property, and is not party to any license agreements regarding such.

         (p) Board Recommendation. The Board of Directors of Parent has unanimously determined that the terms of the Merger are fair to and in the best interests of the shareholders of Parent.

                                   ARTICLE IV:
                                   -----------
                              COVENANTS RELATING TO
                  CONDUCT OF BUSINESS PRIOR TO AND POST MERGER

4.01 Conduct of Company and Parent. From the date of this Agreement and until the Effective Time of the Merger, or until the prior termination of this Agreement, Company and Parent shall not, unless mutually agreed to in writing:

         (a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any Lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time of the Merger;

         (b) sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice, with exception of the sale of the Canadian operation post the Merger as provided in Exhibit 4.01;

         (c) fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Effective Time of the Merger;

         (d) except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to Company and Parent or their business or assets; or

         (e) make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.



                                   ARTICLE V:
                                   ----------
                              ADDITIONAL AGREEMENTS

5.01  Access to Information; Confidentiality.

         (a) The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its and to DQ's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its and DQ's officers, employees and representatives to, furnish promptly to Parent all information concerning their respective business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of the Parent and Merger Sub set forth herein and compliance by the Parent and Merger Sub of their respective obligations hereunder, during the period prior to the Effective Time of the Merger, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its and Merger Sub's properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent and Merger Sub set forth herein and compliance by Parent and Merger Sub of their obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company, Merger Sub, and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

         (b) No investigation pursuant to this Section 5.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.02 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Parent, Merger Sub and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required to transfer the assets and related liabilities of the Company to the Merger Sub in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations and (ii) in facilitating each other's due diligence investigations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

5.03 Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. Notwithstanding the foregoing, Company may disclose the contemplated Merger in letters to the Company's optionees for purposes of fulfilling the Company's obligations under the Company Option Plan to the said optionees.

5.04 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.05 Directors and Officers. Upon the Effective Time of the Merger, all officers of the Parent other than the sole director shall have resigned and Parent shall have taken all action to cause Zuo Sheng Yu to be elected to its Board of Directors and its officers to consist of the following: Zuo Sheng Yu as the president of the Parent and John Chen as the Chief Financial Officer of the Parent.

5.06 No Solicitation. Except as previously agreed to in writing by the other party, neither Company or Parent shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving Company or Parent, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger or which would or could be expected to dilute the benefits to the Company of the transactions contemplated hereby. Company or Parent will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

5.07 Post Merger Disposition of the Canadian Operation. The parties hereby agree to dispose the existing Canadian operation performed by the Parent's subsidiary post the Merger as provided in Exhibit 4.01.

5.08 Private Sale by Certain Existing Shareholders. As envisaged in Section 2.01(c) of this Agreement, certain existing shareholders of the Parent shall transfer to certain designated new shareholders of the Company a total number of 7,960,000 shares of the common stock of the Parent which are free trading shares. At closing, the Parent shall deliver to Baker Mackenzie LLP, legal counsel to the Company, certificates for the 7,660,000 shares transferred into the names of shareholders of the Company as provided by the Company. The Company hereby gives its irrevocable instructions to Baker Mackenzie LLP to hold the certificates in safe keeping for twelve months from the date of closing and thereafter distributed the certificates to the registered shareholders. The remaining 300,000 shares of common stock of the Parent shall be delivered to Win Sino Investment Ltd., free trading, but not in trust.

                                   ARTICLE VI:
                                   -----------
                              CONDITIONS PRECEDENT

6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Opinions of Counsel. Execution and delivery of the following: (i) to the Company, an opinion of counsel from Parent's legal counsel that the terms, conditions and structure of this Merger satisfy Nevada law; (ii) to the Parent, an opinion of counsel from the Company's legal counsel that the terms, conditions and structure of this Merger satisfy British Virgin Islands law; and
(iii) to the Parent, an opinion of counsel from DQ's legal counsel that the terms, conditions and structure of this Merger satisfy the People's Republic of China law.

         (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.


         (c) No Dissent. Holders of no more than five percent (5%) of the Merger Sub's Common Stock shall have dissented to the Merger.

6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

         (c) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

         (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of its subsidiaries of any material portion of the business or assets of the Company, Parent or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of its subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including, without limitation, the right to vote the Company Common Stock or Common Stock of the Surviving Corporation on all matters properly presented to the shareholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

         (e) Due Diligence Investigation. Parent shall be satisfied with the results of its due diligence investigation of the Company and DQ in its sole and absolute discretion.

6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

         (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent or adversely affect the ability of Parent to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

         (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or of its any subsidiaries.

         (d) Consents, etc. Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

         (e) Filing of Merger Agreement. Parent shall have filed or will promptly file after the Closing Date in the office of the Secretary of State or other office of each jurisdiction in which such filings are required for the Merger to become effective.

         (f)   Resignations.   Parent  shall  deliver  to  the  Company  written
resignations of all of the officers of the Parent and evidence of election of those new directors and officers as further described in Section 5.06 herein.

         (g) 8-K. The post-merger company shall file a Form 8-K with the SEC within four days of the Closing Date containing audited financial statements of the Company as required by Regulation S-X.

                                  ARTICLE VII:
                                  ------------
                        TERMINATION, AMENDMENT AND WAIVER

7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by either Parent or the Company if the Merger shall not have been consummated on or before October 31, 2004 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger);

         (d) by Parent, if a material adverse change shall have occurred relative to the Company;

         (e) by Parent, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

         (f) by the Company, if Parent or Merger Sub willfully fails to perform in any material respect any of their respective obligations under this Agreement.

7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of the last sentence of Section 5.01(a) and this Section 7.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

7.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.04 Extension; Waiver. Subject to Section 7.01(c), at any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver of this Agreement pursuant to Section
7.04 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors.

7.06 Return of Documents. In the event of termination of this Agreement for any reason, Parent and Company will return to the other party all of the other party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Parent and Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.

                                  ARTICLE VIII:
                                  -------------
                       INDEMNIFICATION AND RELATED MATTERS

8.01 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger until the Settlement Date.

8.02 Indemnification.

         (a) Irrespective of any due diligence investigation conducted by Company with regard to the transactions contemplated hereby, the Parent shall indemnify and hold the Company and each of its officers and directors (the "Company Representatives") harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") arising out of, based upon, attributable to or resulting from any and all Losses incurred or suffered by the Company or any of the Company Representatives resulting from or arising out of any breach of a representation, warranty or covenant made by Parent as set forth herein.

         (b) The Company shall indemnify and hold the Parent and each of its officers and directors (the "Parent Representatives") harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") arising out of, based upon, attributable to or resulting from any and all Losses incurred or suffered by the Parent or any of the Parent Representatives resulting from or arising out of any breach of a representation, warranty or covenant made by Company as set forth herein.

8.03 Notice of Indemnification. In the event any proceeding shall be threatened or instituted or any claim or demand shall be asserted in respect of which payment may be sought by the Parent or any Parent Representative or by the Company or any Company Representative, against the other, as the case may be (each an "Indemnitee"), under the provisions of this Article VIII (an "Indemnity Claim"), the Indemnitee shall promptly cause written notice of the assertion of any such Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Parent Representative, who shall be John P. O'Shea, or the
Company. Any notice of an Indemnity Claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the Indemnity Claim is made, the facts giving rise to an alleged basis for the Claim, and the amount of the liability asserted against the Indemnitor by reason of the Indemnity Claim. Within ten (10) days of the receipt of such written notice, the Parent Representative or the Company, as the case may be, shall notify the Indemnitee in writing of its intent to contest the indemnification obligation (a "Contest") or to accept liability hereunder. If the Parent Representative or the Company, as the case may be, does not respond within ten
(10) days of the request of such written notice to such written notice, the Parent Representative or the Company, as the case may be, will be deemed to accept liability as it relates to the Merger Consideration. In such event, the Indemnitee will deliver a Notice to the Parent that there is a determination of liability to this Section 8.03 and the Parent shall be instructed to adjust the Merger Consideration. In the event of a Contest, within ten (10) days of the receipt of the written notice thereof, the parties will select arbitrators and submit the dispute to binding arbitration before the American Arbitration Association at a venue to be located in New York City. The arbitrators shall be selected by the mutual agreement of the parties. If the parties can not agree on the arbitrator, each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third arbitrator can not be agreed upon, the American Arbitration Association in New York shall select the third arbitrator. A decision by the individual arbitrator or a majority decision by the three arbitrators shall be final and binding upon the parties. Such arbitration shall follow the rules of the American Arbitration Association and must be resolved by the arbitrators within thirty (30) days after the matter is submitted to arbitration. If the arbitration is ruled favorably for Parent so that there is a determination of a Loss, the Indemnitee will deliver a Notice to Parent that there is a determination of liability pursuant to this Section 8.03 and the Parent shall adjust the Merger Consideration Deposit accordingly.

                                   ARTICLE IX:
                                   -----------
                               REGISTRATION RIGHTS

         The existing shareholders of the Parent listed in Exhibit B shall have registration rights as provided in the Registration Rights Agreement as attached in Exhibit C.

                                   ARTICLE X:
                                   ----------
                               GENERAL PROVISIONS

10.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Parent or Parent Representative, to:

            American Construction Co.
            4340 East Charleston
            Phoenix, Arizona 85032
            (480) 695-7283

            Attention:  Jeff Mabry


            (b) if to the Company, to:

            General Steel Investment Co. Ltd.
            c/o Wendlar Investment Management Co.
            10 Floor Block A
            Haitong Avenue
            Xicheng District
            Beijing, 100037
            Tel: +86 01068000338
            Fax: +86 01068047011

            ATTN: Yale Yu, President

10.02  Definitions.  For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Merger);

         (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

         (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

10.03 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

10.04 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

10.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.07 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

10.08 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

10.09 Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers (or representatives in the case of Merger Sub) to execute this Agreement as of the date first above written.






AMERICAN CONSTRUCTION CO.


By:/s/
----------------------------
Name: Jeff Mabry
Title: President


NORTHWEST STEEL CO.


By:/s/
---------------------------
Name: Jeff Mabry
Title: President

GENERAL STEEL INVESTMENT Co. Ltd.,


By:/s/
----------------------------
Name: Yale Yu
Title: President

                                                                       Exhibit A

                                  RECIPIENTS OF
                              MERGER CONSIDERATION

                                                                       Exhibit B
                                                                       ---------



                             PARENT SHAREHOLDER LIST